Exhibit 99.1

Outline Proposal for the Restructuring of Debentures (Series A, B and C)

Restructuring Proposal
Deferring principal Payments	Payment of principal will be deferred for two years. Interest payments will be made on the dates set forth in the Debenture terms.
Proportion among the Series	1.
The deferral will apply to all series so that payment of all series will be deferred by two years commencing from the date on which the Company gave notice that it has requested a deferral in the payment of principal by two years (hereinafter, the “Deferral Period”). A new schedule for the principal payments is attached as Annex A.

2.
Nevertheless, on a date promptly after the restructuring is approved by the Debenture Holders, a payment will be made to holders of Series B Debentures in a sum of 5 million dollars. One year after the restructuring date, a further payment will be made to holders of Series B Debentures in a sum of 5 million dollars. These payments will be made on account of the principal payment of principal that was due on January 31, 2012.

3.
In the event of a realization on any security or collateral, the first 27 million New Israeli Shekels that will be received will be paid to holders of Series B Debenture holders and the remainder received from the realization of securities will be distributed pro rata among the three Series.

Additional Interest and Options	1.
All Debenture Series will be granted fixed compensatory interest for the duration of the Deferral Period, and compensatory interest for the duration of the term of the Debentures (the additional interest for the Deferral Period will be paid together along with the future payments of principal). These interest rates will be agreed between the Company and the committees representing the Debenture holders.

2.
On the restructuring date, the Company will make a deposit for the benefit of each Series (a "Cushion") to guarantee payment of interest for one year, and ongoing payments of interest during the Deferral Period will be made out of the Cushion.

3.
In addition, a mechanism, to be agreed to by, and acceptable to, the Committee will be implemented for the periodic depositing of funds into the Cushion for each Series, commencing from the end of the first year, for payment of interest in the second year, in accordance with the Company’s anticipated cash flow in 2013.

4.
Ampal will issue options to the Debenture holders, to purchase more than 23% of Ampal's Class A stock in such manner that after exercising of all the options in accordance with their terms  (including the issuance described in section 4 in “The Controlling Shareholder’s Contribution” below), so that the Debenture holders will hold 23% (on a fully diluted basis) of Ampal's Class A stock and the Controlling Shareholder will, immediately after the date on which the options are issued to the Debenture holders, hold 51% of the Company’s shares, on a fully diluted basis (and prior to the additional issuances described in section 4 in “The Controlling Shareholder’s Contribution” below). The exercise price will be the average price of Ampal’s shares over the last 90 days of trading after the date on which the principles of the restructuring are approved by the Company and the committees. The option exercise period – 4 years.

Security	1.
A first priority lien on Ampal’s holdings (in the partnership with the institutional investors) in EMG. In addition, an undertaking that the consideration from any realization by Ampal on the EMG investment will be divided pro rata between Ampal's direct holdings and its holdings with the institutional investors in EMG.

2.
Granting a second priority lien on Gadot’s shares to the Debenture holders, subject to the agreement of Discount Bank, while granting a first priority lien pro rata according to their holdings, to the Debenture holders and to Discount Bank, on the rights/sums from the bilateral claim referred to in section 5 hereunder.

	3.	A lien on 24% of the Controlling Shareholders Group’s rights in the Ethanol Project up to a total limit of 20 million dollars.
4.
A lien on Ampal’s right  to repayment of the loan made by Ampal to a company within the controlling group of Ampal which owns the Ethanol Project, including the interest that has accrued on such loan up to the date on which the lien is exercised, as well as a lien on the security that was granted to Ampal for the repayment of such loan, or, if the loan is converted into equity, a lien on 25% of the shares of the company which owns the Ethanol Project, which Ampal will receive for the conversion, or on Ampal’s right to such shares.

	5.	A first priority lien on the rights/funds from the bilateral claim against the Egyptian government in respect of EMG (pro rata with Discount Bank).
	6.	A lien on approximately 37% of the shares in Bay Heart.
	7.	A lien on approximately 24% of the shares in Eltek Ltd.
8.
In the course of finalizing the detailed restructuring, the parties will conduct negotiations regarding the mechanism to coordinate between the level of security that will be provided to the Debenture holders and the remaining debt on the Debentures.

Financial covenants	1.	An agreement will be reached as to the ratio between net Debt to net Capital (as a condition to incurring additional indebtedness, excluding refinancing)
	2.
Deregistration from trade of all Debentures acquired by the Company or by its subsidiaries (other than Debentures  representing approximately 2 Million New Israeli Shekels par value acquired by a company that is not wholly owned by the Company).

Distribution to shareholders	1.	The Company will not pay a dividend or make any other distribution to shareholders prior to repayment of 50% of the Debentures' principal.
	2.
During the Deferral Period, Ampal will not carry out any transaction with the Controlling Shareholders Group  other than a “gift transaction” or a transaction on terms that are not inferior to the terms of a third party (subject to a to be agreed upon mechanism for confirming such terms).

The Controlling Shareholder’s Contribution	1.
The Controlling Shareholder will not be paid any salary during the Deferral Period. In the two years subsequent to the Deferral Period, his cash remuneration will be limited to 50% of his current salary and the balance will be paid in shares according to the average price of Ampal’s shares in the last 90 trading days after the end of the Deferral Period.

	2.	The provision of the security described in section 3 of “Security” hereinabove.
	3.	In addition, in respect of the Ethanol Project:
•
The Controlling Shareholder and the Company will grant a PUT option to the Debenture holders, exercisable from March 1, 2013 up to September 1, 2013, enabling the Debenture holders, for any reason whatsoever, to require the Controlling Shareholder and the company which controls the company that owns the Ethanol Project, to repay to Ampal, the loan in a sum of 22.5 million dollars plus accrued interest in accordance with the original terms of such loan, up to actual payment to Ampal of the amount whose repayment was required in any notice  exercising the PUT option (however, to the extent that the conditions precedent of the loan agreement are fulfilled and the loan is converted into equity prior to the issuance of  a notice  exercising the PUT option, then further interest in respect of the sum of 22.5 million dollars up to the date of exercising the option, will not be accrued, but from the exercise date of the PUT option, the amount will be subject to interest at the interest rate applicable to the loan plus an additional 0.25% per annum).

•
Against payment as provided above, Ampal will transfer to Merhav the shares in the company which owns the Ethanol Project or the right to those shares, as the case may be. Payment will be made to Ampal in two installments, the first of which, representing 25% of the amount due, will be made by September 1, 2013, and the second payment, representing 75% of the amount due, will be made by March 1, 2014. Notwithstanding the aforesaid, it is agreed that if the notice of exercising the option is issued after June 1, 2013, then the date for making the first payment will be deferred so as to allow the Controlling Shareholder to make the first payment 3 months after the exercise notice has been sent.

•
This option will become void in the event that Ampal’s share in the Ethanol Project is sold for an amount of not less than 22.5 million dollars plus the accrued interest on such amount up to such date of sale – at the interest rate set forth in section 3 above.

	4.	The Controlling Shareholder will contribute 6 million dollars into Ampal, as follows:
•
Close to the date of approving the restructuring, the Controlling Shareholder will transfer to Ampal, his holdings, constituting around 24%, in the shares of Eltek Ltd. in consideration for the issuance of the Company’s shares in a value of 3 million dollars, at the average price of Ampal’s shares during the last 90 trading days prior to the date on which the Committee approves the principles of the restructuring.

•
To the extent that the consideration received from the sale of Ampal’s said holding in Eltek Ltd.’s shares is less than 3 million dollars, the Controlling Shareholder will pay the difference, up to an amount of 3 million dollars, by March 1, 2013.

•
By September 1, 2013, the Controlling Shareholder will contribute to Ampal an amount equal to the difference arising from the sale of the shares referred to above and 6 million dollars, which will be contributed in consideration for the issuance by the Company of its shares to the Controlling Shareholder at the average price of Ampal’s shares during the last 90 trading days prior to the date on which the committee approves the principles of the restructuring.

	5.	The Controlling Shareholder will undertake not to transfer the control in Ampal during the Deferral Period.

Further conditions	1.
Ampal’s expenses during the Deferral Period, including its participation in the expenses of the Merhav Group, will be reduced during the Deferral Period in accordance with the expenses set forth in Annex B. A draft of Annex B will be negotiated between the Company and the Committee at least three days prior to the meeting. The content of this section will apply to the Company and the Company will act in accordance herewith, both during the Deferral Period and up to the final approval of the restructuring.

	2.
Appointment of an observer – subject to a letter of appointment (settling issues of confidentiality, conflict of interest, liability, reporting, etc.). During the Deferral Period, the observer will also be given the following powers:

		o
In the event that the Company incurs an expense that deviates from that stated in Annex B, and the total of which, in the aggregate, exceeds 10% of the quarterly budget and 5% of the annual budget presented in Annex B, the Company will be required to give prior written notification thereof, to the observer and to obtain his approval before implementing the deviation.

		o
The observer will be provided with prior written notice of any increase in the Company’s expenditures in connection with the conduct of the arbitration proceeding with the Egyptian government that exceeds 1.5 million dollars a year.

		o
The observer will approve Global Wind Energy’s annual work plan, and any substantial deviation from the plan (as will be described in the detailed restructuring) will be brought for the approval of the meeting of the Debenture holders.

	3.
Subject to all approvals required under law, payments to all of Ampal’s unsecured financial creditors will be deferred in the same manner during the Deferral Period as the payment of principal to Debenture holders. Such creditors will participate in all rights and obligations under the restructuring in accordance with their pro rata share in the unsecured indebtedness.

	4.	The Company will not make any new investments during the Deferral Period without the prior agreement of the Debenture holders.
	5.
Ampal will be entitled to release part of the security provided in accordance with a mechanism agreed, to the extent agreed, in accordance with section 8 of “Security” above, and will have the right to early repayment of the debt to Debenture holders at its par value plus linkage and accrued interest, in the event that early repayment of the debt to Debenture holders at par value plus linkage and accrued interest is made in full, Ampal will be released from all its undertakings under the restructuring.

	6.	Within 60 days from the Committees approving the principles of the restructuring, a draft of a detailed restructuring between the Company and the Debenture holders will be finalized.

Annex A

	Series A	Series B	Series C
January 2014		20%, less what has been paid on account of the principal in the context of the restructuring
November 2014	25%
January 2015		20%
November 2015	25%
January 2016		20%
September 2016			16.67%
November 2016	25%
January 2017		20%
September 2017			16.67%
November 2017	25%
January 2018		20%
September 2018			16.67%
September 2019			16.67%
September 2020			16.67%
September 2021			16.67%